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                                                             EXHIBIT 10.4

                         THE MONSANTO COMPANY
           NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
                    (AS AMENDED FEBRUARY 25, 2000)

     1. NAME OF PLAN. This plan shall be known as the "The Monsanto Company Non-Employee Director Deferred Compensation Plan" and is hereinafter referred to as the "Plan."

     2. PURPOSES OF PLAN. The purposes of the Plan are to enable Monsanto Company, a Delaware corporation (the "Company"), to retain qualified persons to serve as Directors, and to replace the vested benefits of currently active Directors under the Monsanto Company Non-Employee Directors Retirement Plan (the "Retirement Plan") with interests in the equity of the Company or in a deferred cash account.

     3. EFFECTIVE DATE AND TERM. The Plan shall be effective as of the date of the Chemicals Distribution (as defined in Section 4 below) (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board, or until all Participants have received all amounts to which they are entitled hereunder, if earlier.

     4. DEFINITIONS. The following terms shall have the meanings set forth below:

          "Annual Meeting" means an annual meeting of the shareholders of the Company.

          "Beneficiary" has the meaning set forth in Section 7(d).




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     "Cash Account" has the meaning set forth in Section 6(a).

     "Change of Control" means any of the following events:

     (a) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection
          (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

     (b) Individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents


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          by or on behalf of a Person other than the Board; or

     (c) Approval by the stockholders of the Company of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the


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          corporation resulting from such Business Combination were
          members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Change of Control Consideration" means (i) the amount of any cash, plus the value of any securities and other noncash consideration, constituting the most valuable consideration per share of Common Stock paid to any shareholder in the transaction or series of transactions that results in a Change of Control or
     (ii) if no consideration per share of Common Stock is paid to any shareholder in the transaction or series of transactions that results in a Change of Control, the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.

     "Chemicals" means the Company's newly formed chemicals subsidiary.

     "Chemicals Distribution" means the distribution to the holders of Common Stock of the stock of Chemicals.

     The "Committee" means the committee that administers the Plan, as more fully defined in Section 13.

     "Common Stock" means the Company's common stock, par value $2.00 per share.

     "Common Stock Value" means the excess of (i) the average of the daily high and low trading prices on the New York Stock Exchange for the Monsanto Common Stock with due bills on each of the five trading days prior to the date of the Chemicals Distribution over
     (ii) one-fifth of the average of the daily high and low trading Prices on the New York Stock Exchange for the


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     common stock of Chemicals on a when-issued basis on each of such five trading days.

     The "Company" has the meaning set forth in Section 2.

     "Deferral Account" means a bookkeeping account maintained by the Company for a Director representing the Director's interest in the stock units or cash credited to such account pursuant to Section 6.

     "Deferred Delivery Election" has the meaning set forth in Section
     7(a).

     "Delivery Election" has the meaning set forth in Section 7(a).

     "Director" means an individual who is a non-employee member of the Board of Directors of the Company.

     The "Dividend Equivalent" for a given dividend or distribution means a number of shares of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Stock Unit Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

     The "Effective Date" has the meaning set forth in Section 3.

     "Immediate Payment Election" has the meaning set forth in Section
     7(a).

     The "Initial Amount" has the meaning set forth in Section 6(a).

     The "Interest Rate" means Moody's Baa Bond Index Rate, as in effect from time to time.

     "IRA Election" means an election to receive distributions under the Plan in annual installments beginning on the Starting Date, over a period of years equal to the life expectancy of the Participant or joint life expectancy of the Participant and his or her spouse (if any), as elected by the Participant, such life expectancy to be determined as of the Starting Date.


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     "Keogh Election" means an election to receive distributions under the Plan in annual installments beginning on the Starting Date, over a period of years equal to the life expectancy of the Participant or joint life expectancy of the Participant and his or her spouse (if any), as elected by the Participant, such life expectancy to be determined as of the Starting Date and redetermined as of each anniversary thereof.

     "Participant" has the meaning set forth in Section 5.

     "Retirement Plan" has the meaning set forth in Section 2.

     "Single Sum Election" means an election to receive distributions under the Plan in a single payment on the Starting Date.

     "Stock Unit Account" has the meaning set forth in Section 6(a).

     "Starting Date" has the meaning set forth in Section 7(a).

     "Term Certain Election" means an election to receive distributions under the Plan in annual installments over a specified number of years beginning on the Starting Date, provided, that in the case of a Stock Unit Account, such number of years may not exceed ten, and in the case of a Cash Account, such number of years may not exceed the Participant's life expectancy determined as of the Starting Date.

     The "Termination Date" for a Participant is the date his or her service as a Director terminates for any reason.

     The "Value" of a share of Common Stock as of the last day of a given Plan Year shall mean the average (rounded to the nearest cent) of the monthly average for each of the full calendar months during such Plan Year of the means between the reported high and low sale prices of a share of Common Stock on the New York Stock Exchange composite tape (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) for each trading day during each such calendar month. If the Common Stock is not traded on any national securities exchange, the Value of the Common


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     Stock shall be determined by the Committee in good faith.

     "Vested Benefit" has the meaning set forth in Section 6(a).

     5. ELIGIBLE PARTICIPANTS; INITIAL ELECTIONS. Each individual who is a Director on the last business day before the Effective Date and has a vested benefit in the Retirement Plan as of that date shall be a participant ("Participant") in the Plan.

     6. ACCOUNTS; CREDITS. (a) Except as provided in Section 7(b) below, the Company shall maintain a Deferral Account for each Participant, which shall be a "Stock Unit Account" or a "Cash Account," as elected by the Participant on or before August 15, 1997, in accordance with procedures established by the Committee. Each Participant's Deferral Account shall initially be credited with an amount (the "Initial Amount") having a value on the last business day before the Effective Date equal to the amount of the Participant's vested benefit under the Retirement Plan as of the Effective Date (the "Vested Benefit"). The amounts of such Vested Benefits shall be determined by Towers Perrin based upon information supplied by the Company.

     (b) If a Participant's Deferral Account is a Cash Account the Initial Amount shall be a cash amount, and shall accrue interest on the balance therein at the Interest Rate, such interest to be credited at least monthly.


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     (c)  If a Participant's Deferral Account is a Stock Unit Account,
the Initial Amount credited to such account pursuant to such account pursuant to Section 6(a) shall take the form of stock units representing shares of Common Stock determined by dividing (i) the amount of the Participant's Vested Benefit by (ii) the Common Stock Value. Whenever a dividend is paid or other distribution made with respect to the Common Stock, each Stock Unit Account shall be credited with a number of shares of Common Stock having a Value equal to (i) the number of stock units in such Stock Unit Account as of the record date for such dividend or distribution multiplied by (ii) the Dividend Equivalent for such dividend or other distribution. Notwithstanding the foregoing, no amounts shall be credited to any Stock Unit Account as a result of the Chemicals Distribution, because the amounts initially credited to the Stock Unit Accounts are being determined based upon the ex-dividend trading value of the Common Stock with respect to the Chemicals Distribution. The stock units credited to the Stock Unit Accounts pursuant to this Section 6 may represent fractional as well as whole shares of Common Stock.

     (d) As soon as practicable after the Effective Date, the Committee shall cause each Participant to be notified in writing of the value of his or her Vested Benefit and, in the case of Participants who have elected Stock Unit Accounts, the


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average price described in clause (ii) of the preceding sentence, and the number of stock units credited to his or her Stock Unit Account.

     7. DELIVERY OF ACCOUNT BALANCES. (a) Each Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee, the manner in which his or her interest in the Plan will be distributed on or after his or her Termination Date (each such election, a "Delivery Election"). Such Delivery Election may call for delivery in a single sum or in installments on or beginning on the later of (i) the Termination Date or (ii) the date which is six months after the Delivery Election is made (an "Immediate Payment Election") or for deferred delivery in a single sum or in installments (a "Deferred Delivery Election on or beginning on a specified date (in either case, the date on which delivery is to be made or is to being is referred to as the "Starting Date"). The Starting Date for a Deferred Delivery Election must be on or after the third anniversary of the Termination Date; provided, that in no event shall the Starting Date for a Deferred Delivery Election be later than the later of (i) the Participant's 73rd birthday and (ii) the third anniversary of the Termination Date. Each Delivery Election shall specify whether it is a Single Sum Election, a Term Certain Election, a Keogh Election, or an IRA Election; provided, that


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Keogh Elections and IRA Elections may only be made in connection with
Deferred Delivery Elections made with respect to Cash Accounts.

     (b) Notwithstanding any other provision of this Plan, a Participant who makes an Immediate Payment Election and who ceases to be a Director and becomes a director of Chemicals in connection with the Chemicals Distribution shall not be credited with a Deferral Account, but shall receive a cash lump sum payment equal to the value of his or her Vested Benefit as soon as practicable after the Effective Date.

     (c) The stock units in a Participant's Stock Unit Account or the cash in a Participant's Cash Account, as applicable, shall be delivered on or beginning on the Starting Date in accordance with the Participant's Delivery Election. If the Participant's Deferral Account is a Stock Unit Account, such delivery shall be made in the form of stock representing a number of Common Shares equal to the number of stock units as and when they are to be delivered. If any such stock units or cash are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's Beneficiary or legal guardian, as the case may be, in accordance with the foregoing; provided, that if a Participant who has made a Keogh Election dies before beginning to receive or receiving all of his or her distributions, the entire balance in his or her


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Deferral Account shall be distributed to his or her Beneficiary immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's Beneficiary or legal guardian, where appropriate.

     (d) Participants shall be provided with the opportunity to designate, in accordance with procedures to be established by the Committee, the person or persons ("Beneficiaries") who will receive distributions of his or her interests in the Plan upon the death of the Participant (a "Beneficiary Designation"). Once made, a Beneficiary Designation or Delivery Election may be superseded by another Beneficiary Designation or Delivery Election (as applicable) or revoked in writing by the Participant. However, in order for any initial or superseding Delivery Election or revocation thereof to be valid, it must be received by the Committee before the Participant's Termination Date. In the case of multiple Beneficiary Designations, Delivery Elections and/or revocations by any Participant, the most recent valid Beneficiary Designation, Delivery Election or revocation (as applicable) in effect as of the date of death or Termination Date, as applicable, shall be controlling. If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate. If a Participant does not have a valid Delivery Election in effect as of his or


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her Termination Date, he or she shall be deemed to have made an
Immediate Payment Election.

     8. SHARE CERTIFICATES; VOTING AND OTHER RIGHTS. The shares delivered to a Participant pursuant to Section 7 above shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

     9. GENERAL RESTRICTIONS. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

          (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.


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     (b)  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

     10. NUMBER AND SOURCE OF SHARES AVAILABLE. Subject to adjustment pursuant to Section 11 below, 75,000 shares of Common Stock may be issued under the Plan. Shares of Common Stock issuable under the Plan shall be taken from treasury shares of the Company or purchased on the open market.

     11. CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, other than the Chemicals Distribution, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Stock Unit Accounts (taking into account whether any Dividend Equivalent is credited to the Stock Unit Accounts in connection therewith), and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.


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     (b)  Without limiting the generality of the foregoing, and notwithstanding any other provision of this Plan, in the event of a Change of Control, the Company shall immediately pay to each Participant in a cash lump sum (i) the Change of Control Consideration multiplied by the number of stock units in such Participant's Stock Unit Account immediately before such Change of Control, or (ii) the cash balance in such Participant's Cash Account, as applicable, and the Plan shall be terminated. Notwithstanding the foregoing, if the payment of cash with respect to Stock Unit Accounts pursuant to the preceding sentence would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for such cash Common Stock or other equity securities with a Value equal to the amount of such cash.

     Notwithstanding any other provision of the Plan, with respect to a "Change of Control" that occurs as a result of the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of December 19, 1999 among Monsanto Company, MP Sub, Incorporated, and Pharmacia & Upjohn, Inc., the provisions of Section 11(b) of the Plan shall not apply with respect to any Electing Participant (as defined in the next sentence), and if one or more Participants are Electing


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Participants, the Plan shall not terminate with respect to such Electing
Participant(s) as a result of such a "Change of Control." An "Electing Participant" means a Participant who delivers a written notice, electing to have the foregoing provision of this Amendment apply to himself or herself, to the Committee no later than 10 business days after the Change of Control.

     (c) If the shares of Common Stock credited to the Stock Unit Accounts are converted pursuant to this Section 11 into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Shares shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Stock Unit Accounts.

     12. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by a committee consisting of the Chief Financial Officer, the General Counsel and the Corporate Vice President -- Human Resources of the Company (or the holder of any successor officer position thereto) (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and


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to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable, including without limitation the determination of life expectancies and other assumptions and information to be used in determining the effect of Installment Delivery Elections.

     (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, and it may terminate the Plan at any time.

     13. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any cash or shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such cash or shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.


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     14.  GOVERNING LAW.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


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